                          LOAN AND SECURITY AGREEMENT


     This LOAN AND SECURITY AGREEMENT (this "Agreement") dated __________, 1999, between SILICON VALLEY BANK , a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 02481, doing business under the name "Silicon Valley East" ("Bank") and LTX CORPORATION, a Massachusetts corporation with its chief executive office located at LTX Park at University Avenue, Westwood, Massachusetts 02090 ("Borrower"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

     1      ACCOUNTING AND OTHER TERMS
            --------------------------

     Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP, consistently applied. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

     2      LOAN AND TERMS OF PAYMENT
            -------------------------

     2.1    Credit Extensions.  Borrower shall pay Bank the unpaid principal
            ------------------
amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as and when due in accordance with this Agreement.

     2.1.1  Revolving Advances.
            ------------------

            (a) Bank shall make Advances not exceeding (i) the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the FX Reserve, and minus (iv) the amount of outstanding advances in excess of $5,000,000.00 made under the A/R Purchase Agreement, but only to the extent not sufficiently reserved therefore under the EXIM Agreement as determined by the Borrowing Base Certificate to be delivered to the Bank. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

            (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank shall credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee (as designated in writing by a Responsible Officer) or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower shall indemnify Bank for any loss Bank suffers due to the foregoing reliance.

            (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

     2.1.2  Letters of Credit.  Bank shall issue or have issued Letters of
            -----------------
Credit for Borrower's account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances, but the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Ten Million Dollars ($10,000,000.00). Each Letter of Credit shall expire no later than 180 days after the Revolving Maturity Date provided Borrower's Letter of Credit reimbursement obligation is secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank.

     2.1.3 Foreign Exchange Sublimit. If there is availability under the
           -------------------------
Committed Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank shall subtract 10% of each outstanding FX Forward Contract (the "FX Reserve") from the foreign exchange sublimit which is a maximum of Five Million Dollars ($5,000,000.00). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

     2.2   Overadvances.  If Borrower's Obligations under Section 2.1.1, 2.1.2
           ------------
and 2.1.3 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay in cash to Bank the excess.
In addition, if at any time or for any reason, the aggregate amount of obligations owed by the borrower to the Bank under this Agreement, the EXIM Agreement, and the A/R Purchase Agreement exceed Twenty Million Dollars ($20,000,000.00), Borrower shall immediately pay to Bank, in cash, the amount of such excess.

     2.3   Interest Rate; Payments.
           -----------------------

           (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate one half of one percentage point (0.50%) above the Prime Rate. After an Event of Default, Obligations accrue interest at three (3%) percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

           (b) Payments. Interest is payable on the first (1/st/) day of each month. Bank may debit any of Borrower's deposit accounts including Account Number __________ for principal and interest payments or any amounts Borrower owes Bank. Bank shall notify Borrower in writing when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

     2.4   Fees.  Borrower shall pay to Bank: All Bank Expenses (including
           ----
reasonable attorneys' fees and expenses) incurred through and after the Closing Date when due.

     3     CONDITIONS OF LOANS
           -------------------

     3.1   Conditions Precedent to Initial Credit Extension.  The obligation of
           ------------------------------------------------
Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

           (a)  this Agreement;

           (b) a certificate of the Clerk of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

           (c) an intellectual property security agreement covering intellectual property;

           (d) an opinion of Borrower's counsel;

           (e) financing statements (Forms UCC-1);

           (f)  insurance certificate;

           (g) payment of the fees and Bank Expenses then due specified in

     Section 2.4 hereof;

           (h) Certificate of Foreign Qualification (if applicable); and

           (i) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     3.2   Conditions Precedent to all Credit Extensions.  Bank's obligations to
           ---------------------------------------------
make each Credit Extension, including the initial Credit Extension, is subject to the following:

           (a) timely receipt of any Payment/Advance Form; and

           (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true.

     4     CREATION OF SECURITY INTEREST
           -----------------------------

     4.1   Grant of Security Interest.  Borrower grants Bank a continuing
           --------------------------
security interest in all presently existing and later acquired Collateral to secure all Obligations (which shall include, without limitation, all obligations of the Borrower under the EXIM Agreement) and performance of each of Borrower's duties under the Loan Documents and EXIM Agreement. Any security interest shall be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. If the Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. Notwithstanding the foregoing, it is expressly acknowledged and agreed that the security interest created in this Agreement only with respect to EXIM Eligible Foreign Accounts and Exim Eligible Inventory (as each such term is defined in the EXIM Agreement) is subject to and subordinate to the security interest granted to the Bank in the EXIM Agreement with respect to such Eligible Foreign Accounts and Exim Eligible Inventory, but only to the extent any Advances are actually made to the Borrower based upon such Eligible Foreign Accounts and Exim Eligible Inventory.

     5     REPRESENTATIONS AND WARRANTIES
           ------------------------------

     Borrower represents and warrants as follows:

     5.1   Due Organization and Authorization.  Borrower and each Subsidiary is
           ----------------------------------
duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

     5.2   Collateral.  Borrower has good title to the Collateral, free of Liens
           ----------
except Permitted Liens. The Eligible Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects.

     5.3   Litigation.  Except as shown in the Schedule, there are no actions or
           ----------
proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

     5.4   No Material Adverse Change in Financial Statements.  All consolidated
           --------------------------------------------------
financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

     5.5   Solvency.  Borrower is able to pay its debts (including trade debts)
           --------
as they mature.

     5.6   Regulatory Compliance.  Borrower is not an "investment company" or a
           ---------------------
company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to make such declarations, notices or filings would not reasonably be expected to result in a Material Adverse Change.

     5.7    Subsidiaries.  Except as disclosed in the Schedule, Borrower does
            ------------
not own any stock, partnership interest or other equity securities except for Permitted Investments.

     5.8    Full Disclosure.  No representation, warranty or other statement of
            ---------------
Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

     6      AFFIRMATIVE COVENANTS
            ---------------------

     Borrower shall do all of the following:

     6.1    Government Compliance.  Borrower shall maintain its and all
            ---------------------
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

     6.2    Financial Statements, Reports, Certificates.
            -------------------------------------------

            (a) Borrower shall deliver to Bank: (i) as soon as available, but no later than forty five (45) days after the last day of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but no later than ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) within five (5) days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission ("SEC");
(iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Five Hundred Thousand Dollars ($500,000.00) or more; and (v) budgets, sales projections, operating plans or other financial information Bank requests.

            (b) Within twenty (20) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable.

           (c) Within forty five (45) days after the last day of each quarter, Borrower shall deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

           (d) Bank has the right to audit Borrower's Accounts at Borrower's expense, but the audits shall be conducted no more often than once every twelve
(12) months unless an Event of Default has occurred and is continuing.

     6.3   Inventory; Returns.  Borrower shall keep all Inventory in good and
           ------------------
marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors shall follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000.00).

     6.4   Taxes.  Borrower shall make, and cause each Subsidiary to make,
           -----
timely payment of all material federal, state, and local taxes or assessments owing, except those being contested in good faith with adequate reserves under GAAP, by Borrower and shall deliver to Bank, on demand, appropriate certificates attesting to such payments.

     6.5   Insurance.  Borrower shall keep its business and the Collateral
           ---------
insured for risks and in amounts, as Bank requests. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies shall show the Bank as an additional insured and all policies shall provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations.

     6.6   Primary Accounts.  Borrower shall maintain its primary depository and
           ----------------
operating accounts with Bank.

     6.7 Financial Covenants. Borrower shall maintain as of the last day of each quarter, unless otherwise noted:

     6.7.1 Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least (i) 0.70 to 1.0 for the quarter ending July 31, 1999, (ii) 0.725 to 1.0 for the quarter ending October 31, 1999, (iii) 0.75 to 1.0 for the quarter ending January 31, 2000, (iv) 0.775 to 1.0 for the quarter ending, April 30, 2000, and (v) 0.80 to 1.0 for the quarter ending July 31, 2000 and for each quarter thereafter.

     6.7.2 Tangible Net Worth. A Tangible Net Worth of at least (i) Fifty Nine Million Dollars ($59,000,000.00) plus (ii) seventy five percent (75%) of the sum
                                 ----
of (A) the Borrower's net income earned, as determined in accordance with GAAP, consistently applied, for each quarter commencing with the quarter ended July 31, 1999, and (B) all net proceeds received by the Borrower after the Closing Date as the result of any (1) issuance of equity by the Borrower or (2) additional Subordinated Debt incurred by the Borrower.

     6.7.3 Profitability. Borrower shall have a minimum net profit of (i) Two Million Five Hundred Thousand Dollars ($2,500,000.00) for the fiscal quarter ending July 31, 1999, and (ii) $1.00 for each fiscal quarter of year 2000 and thereafter. Notwithstanding the foregoing, provided the Borrower maintains a
                                            --------
cumulative profitability for all of year 2000, the Borrower may have (i) a quarterly loss during any quarter not to exceed Five Million Dollars ($5,000,000.00), and (ii) a second quarterly loss in year 2000 in an amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00), provided however that in the event of a loss as set forth in the preceding clause (ii), no further Credit Extensions shall be made hereunder, and, provided no other
                                                           --------
Events of Default have occurred or exist, the terms and conditions of this Agreement shall thereafter be automatically subject to the Bank's CFD department and the Borrower shall execute such documents, instruments, and agreements as the Bank may require to convert this loan arrangement to the CFD Department upon terms substantially similar to those set forth in documents previously executed by the Borrower in connection with the establishment of its loan arrangement dated October 26, 1998.

     6.8  Further Assurances.  Borrower shall execute any further instruments
          ------------------
and take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

     7    NEGATIVE COVENANTS
          ------------------

     Borrower shall not do any of the following without the Bank's written consent, which shall not be unreasonably withheld:

     7.1  Dispositions.  Except as set forth in the Schedule, convey, sell,
          ------------
lease, transfer or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than a Transfer (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

     7.2  Changes in Business, Ownership, Management or Business Locations.
          ----------------------------------------------------------------
Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or have a material change in its ownership of greater than 35% or senior management. Borrower shall not, without at least 30 days prior written notice to Bank, relocate its principal executive office or, absent thirty (30) days prior written notice to the Bank, add any new offices or business locations. Notwithstanding anything set forth in this Section 7.2 or the Agreement, the Bank acknowledges and consents to the Borrower's intended public offering of 4,700,000 shares of its stock (not including underwriting overallotments) evidenced by the filing by the Borrower with the SEC on September 9, 1999 of the Registration Statement on Form S-3.

     7.3  Mergers or Acquisitions.  Merge or consolidate, or permit any of its
          -----------------------
Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. Notwithstanding the foregoing, the Borrower's Subsidiaries may merge or consolidate with other Subsidiaries of the Borrower, provided that a Subsidiary of Borrower is the surviving legal entity.

     7.4  Indebtedness.  Create, incur, assume, or be liable for any
          ------------
Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

     7.5  Encumbrance.  Create, incur, or allow any Lien on any of its property,
          -----------
or assign or convey any right to receive income (except to the Bank), including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to Bank's first priority security interest in the Collateral granted herein, subject only to Permitted Liens.

     7.6  Investments; Distributions.  (i) Directly or indirectly acquire or own
          --------------------------
any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends or make any distribution or payment or (iii) redeem, retire or purchase any capital stock, except for repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed $50,000.00 in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.

     7.7  Transactions with Affiliates.  Directly or indirectly enter or permit
          ----------------------------
any material transaction with any Affiliate, except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

     7.8  Subordinated Debt.  Make or permit any payment on any Subordinated
          -----------------
Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

     7.9   Compliance. Undertake as one of its important activities extending
           ----------
credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

     8     EVENTS OF DEFAULT
           -----------------

     Any one of the following is an Event of Default:

     8.1   Payment Default. Borrower fails to pay any of the Obligations within
           ---------------
three (3) days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions shall be made during the cure period);

     8.2   Covenant Default; Cross Default. Borrower does not perform any
           -------------------------------
obligation in Section 6 or violates any covenant in Article 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, the EXIM Agreement, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within ten (10) days after it occurs, or if the default cannot be cured within ten (10) days or cannot be cured after Borrower's attempts in the ten (10) day period, and the default may be cured within a reasonable time, then Borrower shall have additional time, (of not more than thirty (30) days) to attempt to cure the default. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions shall be made during the cure period);

     8.3   Material Adverse Change. (i) A material impairment in the perfection
           -----------------------
or priority of Bank's security interest in the Collateral or in the value of such Collateral other than normal depreciation which is not covered by adequate insurance occurs; or (ii) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in
Section 6 during the next succeeding financial reporting period;

     8.4   Attachment. (i) Any material portion of Borrower's assets is
           ----------
attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in thirty (30) days; (ii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (iv) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

     8.5   Insolvency. (i) Borrower becomes insolvent; (ii) Borrower begins an
           ----------
Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty five (45) days (but no Credit Extensions shall be made before any Insolvency Proceeding is dismissed);

     8.6   Other Agreements. If there is a default in any agreement to which
           ----------------
Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000.00) or that could have a Material Adverse Effect;

     8.7   Judgments. If a final judgment or judgments for the payment of money
           ---------
in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000.00) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

     8.8   Misrepresentations. If Borrower or any Person acting for Borrower
           ------------------
makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

     9    BANK'S RIGHTS AND REMEDIES
          --------------------------

     9.1  Rights and Remedies. When an Event of Default occurs and continues
          -------------------
Bank may, without notice or demand, do any or all of the following:

          (a) Declare all Obligations (including, without limitation, all obligations under the EXIM Agreement) immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

          (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

          (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

          (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

          (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

          (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

          (g) Dispose of the Collateral according to the Code.

     9.2  Power of Attorney. Borrower hereby irrevocably appoints Bank as its
          -----------------
lawful attorney-in-fact, to be effective only upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower's name on any checks or other forms of payment or security in respect of any of the Collateral; (ii) sign Borrower's name on any invoice or bill of lading for any Accounts or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable, and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank its power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

     9.3  Accounts Collection. When an Event of Default occurs and continues,
          -------------------
Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

     9.4  Bank Expenses. If Borrower fails to obtain insurance as required
          -------------
under Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and the Bank, Bank may make all or part of the payment or obtain such insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank as provided herein are Bank Expenses and are immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

     9.5  Bank's Liability for Collateral. So long as the Bank complies with
          -------------------------------
reasonable banking practices regarding the safekeeping of collateral, the Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral;
(b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

     9.6  Remedies Cumulative. Bank's rights and remedies under this Agreement,
          -------------------
the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

     9.7  Demand Waiver. Borrower waives demand, notice of default or dishonor,
          -------------
notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

     10   NOTICES
          -------

     All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed at the beginning of this Agreement. Either Bank or Borrower may change its notice address by giving the other written notice.

          If to Borrower:  LTX Corporation
                           LTX Corporation at University Avenue
                           Westwood, Massachusetts 02090
                           Attn: Chief Financial Officer
                           FAX: (781) 329-8836

          with a copy to:  LTX Corporation
                           LTX Corporation at University Avenue
                           Westwood, Massachusetts 02090
                           Attn: General Counsel
                           FAX: (781) 329-8836

          If to Bank:      Silicon Valley Bank
                           40 William Street
                           Wellesley, Massachusetts 02481
                           Attn: Mr. Dale C. Edmunds, Senior Vice President
                           FAX: (781) 431-9906

          with a copy to:  Riemer & Braunstein LLP
                           Three Center Plaza
                           Boston, Massachusetts 02108
                           Attn: David A. Ephraim, Esquire
                           FAX: (617) 723-6831

     11    CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER
           -------------------------------------------

     Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Suffolk County, Massachusetts.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

     12     GENERAL PROVISIONS
            ------------------

     12.1   Successors and Assigns.  This Agreement binds and is for the benefit
            ----------------------
of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

     12.2   Indemnification.  Borrower hereby indemnifies, defends and holds the
            ---------------
Bank and its officers, employees and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

     12.3   Time of Essence. Time is of the essence for the performance of all
            ---------------
Obligations in this Agreement.

     12.4   Severability of Provision. Each provision of this Agreement is
            -------------------------
severable from every other provision in determining the enforceability of any provision.

     12.5   Amendments in Writing, Integration. All amendments to this Agreement
            ----------------------------------
must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

     12.6   Counterparts. This Agreement may be executed in any number of
            ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

     12.7   Survival. All covenants, representations and warranties made in this
            --------
Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank shall survive until all statutes of limitations for actions that may be brought against Bank have run.

     12.8   Confidentiality. In handling any confidential information, Bank
            ---------------
shall exercise the same degree of care that it exercises for its own proprietary information (but no less than reasonable care), but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of any interest in the Loans; (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

     12.9   Attorneys' Fees, Costs and Expenses.  In any action or proceeding
            -----------------------------------
between Borrower and Bank arising out of the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

     13    DEFINITIONS
           -----------

     13.1  Definitions.
           -----------

     "Accounts" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

     "Advance" or "Advances" is a loan advance (or advances) under the Committed Revolving Line.

     "A/R Purchase Agreement" means that certain Non-Recourse Receivables Purchase Agreement by and between the Bank and the Borrower dated April 28, 1999, as amended to date, whereby the Bank has agreed to make advances not to exceed $8,000,000.00 for factoring of certain of Borrower's accounts receivable.

     "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "Ando Subordinated Debt" means all obligations of the Borrower to Ando Electric Co., Ltd. as subordinated pursuant to a Subordination Agreement dated January 21, 1999.

     "Bank Expenses" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

     "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

     "Borrowing Base" is (i) eighty percent (80%) of Eligible Accounts plus (ii) ninety percent (90%) of Eligible Foreign Accounts., as determined by Bank from Borrower's most recent Borrowing Base Certificate.

     "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

     "Closing Date" is the date of this Agreement.

     "Code" is the Massachusetts Uniform Commercial Code.

     "Collateral" is the property described on Exhibit A.
                                               ---------

     "Committed Revolving Line" is a Credit Extension of up to Ten Million Dollars ($10,000,000.00).

     "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

     "Credit Extension" is each Advance, Letter of Credit, Exchange Contract or any other extension of credit by Bank for Borrower's benefit.

     "Current Liabilities" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year, including, without limitation, all Obligations owed to the Bank.

     "Eligible Accounts" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5.2; but Bank may change eligibility standards by giving Borrower thirty (30) days
---
prior written notice. Unless Bank agrees otherwise in writing, Eligible Accounts shall not include:

          (a) Accounts that the account debtor has not paid within ninety (90) days of invoice date;

          (b) Accounts for an account debtor, fifty percent (50%) or more of whose Accounts have not been paid within 90 days of invoice date;

          (c) Credit balances over ninety (90) days from invoice date;

          (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed twenty five (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

          (e) Accounts for which the account debtor does not have its principal place of business in the United States;

          (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

          (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

          (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

          (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

          (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

          (k) Accounts for which Bank reasonably determines collection to be doubtful.

     "Eligible Foreign Accounts" are Eligible Accounts for which the account debtor does not have its principal place of business in the United States but are supported by letter(s) of credit acceptable to Bank.

     "Equipment" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "EXIM Agreement" is that certain Export-Import Loan and Security Agreement of even date by and between the Borrower and the Bank and all documents, instruments and agreements executed in conjunction therewith.

     "FX Forward Contract" is defined in Section 2.1.3.

     "FX Reserve" is defined in Section 2.1.3.

     "GAAP" is generally accepted accounting principles.

     "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "Insolvency Proceeding" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "Inventory" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

     "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

     "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "Loan Documents" are, collectively, this Agreement, any note, or notes executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

     "Material Adverse Change" is defined in Section 8.3.

     "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including, without limitation, all Obligations under the EXIM Agreement), all letters of credit and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

     "Permitted Indebtedness" is:

            (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

            (b) Indebtedness existing on the Closing Date and shown on the Schedule;

            (c) Subordinated Debt;

            (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

            (e) Indebtedness secured by Permitted Liens (including, without limitation, indebtedness arising out of capital lease transaction incurred in the ordinary course of Borrower's business); and

            (f) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

     "Permitted Investments" are:

          (a) Investments shown on the Schedule and existing on the Closing Date; and

          (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue
     (iv) money market accounts, or (v) certificates of deposit, eurodollar time deposits, commercial paper or any other obligations of (A) the Bank, or (B) any other bank or trust company organized or licensed to conduct a banking business under the laws of the United States or any State thereof which has (or which is a subsidiary of a bank holding company which has) publicly traded debt securities rated A or higher by Standard & Poors Corporation or A-2 or higher by Moody's Investors Service, Inc.;

          (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

          (d)

     "Permitted Liens" are:

          (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

          (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no
                                                              --
     priority over any of Bank's security interests;

          (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is
                                                             ---
     confined to the property and improvements and the proceeds of the equipment;

          (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses
                                             --
     and sublicenses permit granting Bank a security interest; and

          (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any
                                                                 ---
     extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

     "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

     "Quick Assets" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of less than 12 months determined according to GAAP.

     "Responsible Officer" is each of the Chief Executive Officer, Chief Financial Officer, and Controller of Borrower.

     "Revolving Maturity Date" is the date which is one day prior to one (1) year from the Closing Date.

     "Schedule" is any attached schedule of exceptions.

     "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's debt to Bank (pursuant a subordination agreement entered into between the Bank, the Borrower and the subordinated creditor).

     "Subsidiary" is for any Person, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

     "Tangible Net Worth" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a)
                              -----
goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities plus Subordinated Debt (but
                      ---
exclusive of the Ando Subordinated Debt).

     "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

LTX CORPORATION


By________________________________________

Title:____________________________________


SILICON VALLEY BANK, d/b/a SILICON VALLEY EAST


By:_______________________________________

Title:____________________________________

SILICON VALLEY BANK


By________________________________________

Title:____________________________________

                                   EXHIBIT A
                                   ---------


     The Collateral consists of all of Borrower's right, title and interest in and to the following:

     All goods, equipment, inventory, contract rights, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, general intangibles, accounts, documents, instruments, chattel paper, cash, deposit accounts, fixtures, letters of credit, investment property, and financial assets, whether now owned or hereafter acquired, wherever located; and

     Any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and

     All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

                                   EXHIBIT B
                                   ---------

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., E.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION          DATE:_____________________________


FAX#:  (781) 431-0755                         TIME:_____________________________





________________________________________________________________________________

FROM:__________________________________________________________________
                              CLIENT NAME (BORROWER)

REQUESTED BY:__________________________________________________________
                              AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:__________________________________________________


PHONE NUMBER:__________________________________________________________


FROM ACCOUNT # __________________ TO ACCOUNT # ____________________________


REQUESTED TRANSACTION TYPE              REQUEST DOLLAR AMOUNT
--------------------------              ---------------------

PRINCIPAL INCREASE (ADVANCE)       $_______________
PRINCIPAL PAYMENT (ONLY)           $_______________
INTEREST PAYMENT (ONLY)            $_______________
PRINCIPAL AND INTEREST (PAYMENT)  $_______________

OTHER INSTRUCTIONS: __________________________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

_______________________________________________________________________________

_______________________________________________________________________________
                                 BANK USE ONLY

TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

__________________________________________   __________________________________
          Authorized Requester                               Phone #

__________________________________________   __________________________________
          Received By (Bank)                                 Phone #



                   __________________________________________
                          Authorized Signature (Bank)
________________________________________________________________________________

                                   EXHIBIT C
                           BORROWING BASE CERTIFICATE

________________________________________________________________________________

Borrower: LTX Corporation     Lender:    Silicon Valley Bank

Commitment Amount:  $10,000,000.00
________________________________________________________________________________

ACCOUNTS RECEIVABLE
 1.   Accounts Receivable Book Value as of ____________________            $_____________
 2.   Additions (please explain on reverse)                                $_____________
 3.   TOTAL ACCOUNTS RECEIVABLE                                            $_____________

      ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
 4.   Amounts over 90 days due                                             $_____________
 5.   Balance of 50% over 90 day accounts                                  $_____________
 6.   Credit balances over 90 days                                         $_____________
 7.   Concentration Limits                                                 $_____________
 8.   Foreign Accounts                                                     $_____________
 9.   Governmental Accounts                                                $_____________
10.   Contra Accounts                                                      $_____________
11.   Promotion or Demo Accounts                                           $_____________
12.   Intercompany/Employee Accounts                                       $_____________
13.   Other (please explain on reverse)                                    $_____________
14.   TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                 $_____________
15.   Eligible Accounts (#3 minus #14)                                     $_____________
16.   LOAN VALUE OF ACCOUNTS ( 80% of #15)                                 $_____________
17.   TOTAL ELIGIBLE FOREIGN ACCOUNTS                                      $_____________
18.   LOAN VALUE OF FOREIGN ACCOUNTS ( 90% of #17)                         $_____________


BALANCES
19.  Maximum Loan Amount                                                              $10,000,000.00
20.  Total Funds Available [Lesser of #19 or (#16 plus #18)]                          $_____________
21.  Present balance owing on Line of Credit                                          $_____________
22.  Outstanding under Sublimits (including all amounts in excess of $ 5,000,000.00
     under the A/R Purchase Agreement)                                                $_____________
23.  RESERVE POSITION (#20 minus #21 and #22)                                         $_____________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:                               ______________________________________
                                        BANK USE ONLY
By: ___________________________
     Authorized Signer                    Received by: _____________________
                                                       AUTHORIZED SIGNER

                                          Date:     _________________________

                                          Verified: ________________________
                                                    AUTHORIZED SIGNER

                                          Date:     ______________________
                                         ______________________________________

                                   EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:  SILICON VALLEY BANK

FROM:  LTX CORPORATION

     The undersigned authorized officer of LTX CORPORATION certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and
(ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

     Please indicate compliance status by circling Yes/No under "Complies" column.

     Reporting Covenant                      Required                                     Complies
     ------------------                      ---------                                    ---------
     Quarterly financial statements          Quarterly within 45 days                     Yes   No
     Annual (CPA Audited)                    FYE within 90 days                           Yes   No
     10-Q, 10-K and 8-K                      Within 5 days after filing with SEC          Yes   No
     A/R Agings                              Monthly within 20 days                       Yes   No
     Inventory Report                        Monthly within 20 days*                      Yes   No


* when Advances have been made or are outstanding under the EXIM Agreement based upon the value of Borrower's Inventory


     Financial Covenant                      Required                 Actual              Complies
     ------------------                      ---------                -------             --------
     Maintain on a Quarterly  Basis:
       Minimum Quick Ratio                   0.70:1.0 (Q499)*         _____:1.0           Yes  No
       Minimum Tangible Net Worth            $59,000,000.00**         $________           Yes  No
       Profitability                         $2,500,000.00***         $________           Yes  No

* Subject to increase as set forth in Section 6.7.1 of the Agreement. **Subject to increase as set forth in Section 6.7.2 of the Agreement. ***Subject to change as set forth in Section 6.7.3 of the Agreement.

                                                                 _____________________________________________
Comments Regarding Exceptions:  See Attached.                                   BANK USE ONLY
Sincerely,
                                                                   Received by: _____________________
_____________________________                                                     AUTHORIZED SIGNER
Signature
_____________________________                                      Date:     _________________________
Title
_____________________________                                      Verified: ________________________
Date                                                                             AUTHORIZED SIGNER

                                                                   Date:     ______________________
                                                                   ______________________________________________

                 EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT


     This EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT (the "Exim Agreement") is entered into as of _____ __, 1999, by and between SILICON VALLEY BANK, a California-chartered bank ("Bank"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02481, doing business under the name "Silicon Valley East" ("Bank") and LTX CORPORATION, a Massachusetts corporation with its chief executive office located at LTX Park at University Avenue, Westwood, Massachusetts 02090 (the "Borrower").

                                    RECITALS

     A. Borrower and Bank are parties to that certain Loan and Security Agreement of even date herewith (the "Domestic Agreement"), together with related documents executed in conjunction therewith.

     B. Borrower and Bank desire in this Exim Agreement to set forth their agreement with respect to a working capital facility to be guaranteed by the Export-Import Bank of the United States (the "Exim Bank").

                                   AGREEMENT

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION
          ----------------------------

     1.1  Definitions. Except as otherwise defined, terms that are capitalized
          -----------
in this Exim Agreement shall have the meanings assigned in the Domestic Loan Documents. As used in this Exim Agreement, the following terms shall have the following definitions:

          "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books relating to any of the foregoing.

          "Advances" means any loans or other extensions of credit hereunder.

          "A/R Purchase Agreement" means that certain Non-Recourse Receivables Purchase Agreement by and between the Bank and the Borrower dated April 28, 1999, as amended to date, whereby the Bank has agreed to make advances not to exceed $8,000,000.00 for factoring of certain of Borrower's accounts receivable.

          "Borrower Agreement" means the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement between Borrower and Bank.

          "Borrowing Base" means an amount equal to (i) ninety percent (90%) of Exim Eligible Foreign Accounts which Exim Eligible Foreign Accounts are billed and collected by the Borrower in the United States, plus (ii) the
                                                                ----
     lesser of (A) Two Million Dollars ($2,000,000.00) or (B) fifty (50%) percent of Export-Related Inventory Value of Exim Eligible Inventory which is determined acceptable by the Bank.

          "Collateral" is the property described on Exhibit A.
                                                    ---------

          "Domestic Agreement" has the meaning set forth in recital paragraph A.

          "Domestic Loan Documents" means the Domestic Agreement and all instruments, documents, and agreements executed in connection with the Domestic Agreement.

          "Exim Bank" means Export-Import Bank of the United States.

          "Exim Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, and administration of the Exim Loan Documents, including any costs incurred in relation to opposing or seeking to obtain relief from any stay or restructuring order prohibiting Bank from exercising its rights as a secured creditor, foreclosing upon or disposing of Collateral, or such related matters; and Bank's reasonable attorneys' fees and expenses incurred in enforcing or defending the Exim Loan Documents, whether or not suit is brought, unless a final court of competent jurisdiction finds the Bank acted with gross negligence or willful misconduct.

          "Exim Committed Line" means Five Million Dollars ($5,000,000,000).

          "Exim Eligible Foreign Accounts" means those Accounts payable in United States Dollars that arise in the ordinary course of Borrower's business and (i) with respect to which the account debtor is not a resident
              ---
     of the United States; (ii) that have been validly assigned or pledged to Bank in a manner satisfactory to the Bank giving the Bank a first priority perfected security interest, or its equivalent, in such Accounts, (iii) comply with all of Borrower's representations and warranties to Bank, and
     (iv) that either (A) the Bank approves on a case by case basis or (B) are supported by letter(s) of credit acceptable to Bank; standards of eligibility may be fixed revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to the Borrower in accordance with the provisions hereof. Exim Eligible Foreign Accounts shall not include the following:

               (a) Accounts with a term in excess of one hundred twenty (120) days;

               (b) Accounts that the account debtor has failed to pay within sixty (60) calendar days of the original due date of the invoice unless such accounts are insured through Exim Bank export credit insurance for comprehensive commercial and political risk, or through Exim Bank approved private insurers for comparable coverage, in which case ninety (90) calendar days shall apply;

               (c) Accounts with respect to an account debtor, fifty percent (50%) or more of whose Accounts the account debtor has failed to pay within one hundred twenty (120) days of the original date of invoice;

               (d) Accounts evidenced by a letter of credit until the date of shipment of the items covered by the subject letter of credit;

               (e) Accounts with respect to which an invoice has not been sent;

               (f) Accounts with respect to which the account debtor is an Affiliate, officer or director of Borrower;

               (g) Accounts with respect to which the account debtor is located in a country in which Exim Bank is legally prohibited from doing business as designated in the Country Limitation Schedule (as such term is defined in the Borrower Agreement);

               (h) Accounts with respect to which the account debtor is located in a country in which Exim Bank coverage is not available for commercial reasons;

               (i) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of Borrower's liability to such account debtor.

               (j) Accounts with respect to which the account debtor has disputed liability or makes any claim with respect thereto (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

               (k) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of the aggregate dollar amount of all Accounts, only to the extent such obligations exceed such percentage, except as approved in writing by Bank;

               (l) Accounts generated by the sale of products purchased for military purposes or that are due and payable from a military Buyer;

               (m) Accounts, if any, generated by sales of Inventory which constitutes defense articles or defense services;

               (n) Accounts payable in currency other than Dollars, except as may be approved in writing by the Bank and the Exim Bank;

               (o) Accounts which are due and owing and the collection of which must be made outside the United States;

               (p) Accounts the collection of which Bank or Exim Bank determines in its reasonable judgment to be doubtful; and

               (q) Accounts which are not "Eligible Export-Related Accounts Receivable", as such term is defined in the Borrower Agreement.

          "Exim Eligible Inventory" means Fusion Inventory of the Borrower which is also "Eligible Export-Related Inventory" (as defined in the Borrower Agreement).

          "Exim Guarantee" means that certain Master Guarantee Agreement or other agreement, as amended from time to time, the terms of which are incorporated by reference into this Exim Agreement, pursuant to which Exim Bank guarantees Borrower's obligations under this Exim Agreement.

          "Exim Loan Documents" means, collectively, this Exim Agreement, the Domestic Loan Documents, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Exim Agreement, all as amended or extended from time to time.

          "Exim Maturity Date" means the earliest of (i) the Revolving Maturity Date under the Domestic Loan Documents, or (ii) the date which is one day prior to one (1) year from the date of this Exim Agreement.

          "Export-Related Inventory Value" shall have the meaning set forth in the Borrower Agreement.

          "Fusion Inventory" means Inventory of the Borrower known as "System on a Chip" or "Fusion" products.

          "Inventory" shall mean "Export-Related Inventory" as such term is defined in the Borrower Agreement.

          "Note" is defined in Section 2.1.1.

          "Obligations" shall mean all debts, principal, interest, Exim Bank Expenses arising under the Exim Loan Documents and other amounts Borrower owes Bank now or later, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

          "Responsible Officer" means each of the Chief Executive Officer, Chief Financial Officer, and Controller of the Borrower.

     2.    LOAN AND TERMS OF PAYMENT
           -------------------------

     2.1.1 Revolving Advances. Subject to the terms and conditions of this Exim
           ------------------
     Agreement, Bank agrees to make Advances to Borrower in an amount not to exceed the Exim Committed Line or the Borrowing Base, whichever is less, minus the amount of outstanding advances in excess of $5,000,000.00 made
     -----
     under the A/R Purchase Agreement, but only to the extent not sufficiently reserved therefore under the Domestic Agreement as determined by the Borrowing Base Certificate to be delivered to the Bank.

     To evidence the Advances, Borrower shall execute and deliver to Bank on the date hereof a promissory note (the "Note") in substantially the form attached hereto as Exhibit B.
          ---------

     Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Eastern time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of

Exhibit C hereto together with any additional documentation required under the
---------
Borrower Agreement, including without limitation, as set forth in Section 2.03 of the Borrower Agreement. In addition to the procedure set forth in the preceding sentence, Bank is authorized to make Advances under this Exim Agreement, based upon written instructions received from a Responsible Officer or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee (as designated in writing by a Responsible Officer) thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1.1 to Borrower's deposit account. Amounts borrowed pursuant to this Section 2.1.1 may be repaid at any time and re-borrowed at any time during the term of this Exim Agreement so long as no Event of Default has occurred and is continuing.

     2.2  Overadvances.  If, at any time or for any reason, the amount of
          ------------
Obligations pursuant to this Exim Agreement owed by Borrower to Bank pursuant to
Section 2.1 of this Exim Agreement is greater than the lesser of (i) the Borrowing Base or (ii) the Exim Committed Line, Borrower shall immediately pay to Bank, in cash, the amount of such excess. In addition, if at any time or for any reason, the aggregate amount of obligations owed by the Borrower to the Bank under this Exim Agreement, the Domestic Loan Documents, and the A/R Purchase Agreement exceed Twenty Million Dollars ($20,000,000.00), Borrower shall immediately pay to Bank, in cash, the amount of such excess. In addition, if at any time or for any reason, the aggregate amount of Advances made as a result of Exim Eligible Inventory (as determined by the Borrowing Base Certificate) exceeds the maximum allowable under Section 2.07(c) of the Borrower Agreement, the Borrower shall within five (5) calendar days either (i) furnish additional collateral satisfactory to the Bank which shall not consist of Inventory, or
(ii) pay to Bank, in cash, the amount of such excess

     2.3  Interest Rates, Payments, and Calculations.
          ------------------------------------------

          (a) Interest Rate. Except as set forth in Section 2.3(b), or as
              -------------
specified to the contrary in any Loan Document, any Advances under this Exim Agreement shall bear interest, on the average daily balance, at a rate equal to the Prime Rate plus one half of one percent (0.50%) per annum.

          (b) Default Rate. All Obligations shall bear interest, from and after
              ------------
the occurrence of an Event of Default, at a rate equal to the lesser of (i) three (3%) percentage points above the rate that applied immediately prior to the occurrence of the Event of Default, and (ii) the maximum interest rate allowed by applicable law.

          (c) Payments. Interest hereunder shall be due and payable on each
              --------
Payment Date. Bank shall, at its option, charge such interest, all Exim Bank Expenses, and all Periodic Payments against Borrower's deposit account or against the Exim Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder.

          (d) Computation. In the event the Prime Rate is changed from time to
              -----------
time hereafter, the applicable rate of interest hereunder shall be increased or decreased contemporaneously with such change by an amount equal to such change in the Prime Rate. All interest chargeable under the Exim Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

     2.4  Crediting Payments. The receipt by Bank of any wire transfer of funds,
          ------------------
check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Bank or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any payment (other than a wire transfer of immediately available funds) received by Bank after 12:00 p.m. (noon) Eastern time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.

     2.5  Fees.  Borrower shall pay to Bank the following fees:
          ----

          (a) Financial Examination and Appraisal Fees. Bank's reasonable fees
              ----------------------------------------
     and reasonable out-of-pocket expenses for Bank's initial audit of Borrower's Accounts and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

          (b) Exim Fee.  A facility fee equal to Seventy Five Thousand Dollars
              --------
     ($75,000.00), which fee shall be due and fully earned upon the Closing Date; and

          (c) Exim Bank Expenses. On the Closing Date, Exim Bank Expenses
              ------------------
     incurred through the Closing Date and, after the Closing Date, all Exim Bank Expenses as they become due, if any.

     2.6  Additional Costs.  In case any law, regulation, treaty or official
          ----------------
directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority:

          (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

          (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

          (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail.

     2.7  Term. This Exim Agreement shall become effective once duly executed
          ----
and authorized by Borrower and Bank and shall continue in full force and effect for a term ending on the Exim Maturity Date, on which date all Obligations shall become immediately due and payable. Notwithstanding the foregoing, Bank shall have the right to terminate this Exim Agreement immediately and without notice upon the occurrence of an Event of Default and Borrower shall have the right to terminate this Exim Agreement immediately upon payment in full of its Obligations then outstanding hereunder. Notwithstanding any termination of this Exim Agreement, all of Bank's security interest in all of the Collateral and all of the terms and provisions of this Exim Agreement shall continue in full force and effect until all Obligations have been paid and performed in full, and no termination shall impair any right or remedy of Bank, nor shall any such termination relieve Borrower of any Obligation to Bank until all of the Obligations have been paid and performed in full.

     2.8  Use of Proceeds. Borrower will use the proceeds of Advances only for
          ---------------
the purposes specified in the Borrower Agreement. Borrower shall not use the proceeds of the Advances for any purpose prohibited by the Borrower Agreement.

     3.   CONDITIONS OF LOANS
          -------------------

     3.1  Conditions Precedent to all Advances.  The obligation of Bank to make
          ------------------------------------
each Advance, including the initial Advance, is subject to the following conditions:

          (a) timely receipt by Bank of the Payment/Advance Form as provided in
     Section 2.1;

          (b) timely receipt by Bank of a Borrowing Base Certificate as defined in the Borrower Agreement;

          (c) the Exim Guarantee shall be in full force and effect;

          (d) if required by the Bank in its reasonable discretion, a satisfactory appraisal of Inventory with respect to any Advances to be made based in whole or in part upon the value of the Fusion Inventory; and

          (e) except as otherwise disclosed to the Bank, the representations and warranties contained in Section 5 hereof shall be true and accurate in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date (except to the extent they relate specifically to an earlier date, in which case such representations and warranties shall continue to have been true and accurate as of such date), and no potential Event of Default or Event of Default shall have occurred and be continuing, or would result from such Advance.

     The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.1.

     4.   CREATION OF SECURITY INTEREST
          -----------------------------

     4.1  Grant of Security Interest.  Borrower grants and pledges to Bank a
          --------------------------
continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations (which Obligations shall include, without limitation, all obligations of the Borrower to the Bank under the Domestic Loan Documents) and in order to secure prompt performance by Borrower of each of its covenants and duties under the Exim Loan Documents and Domestic Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that Bank may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding. Notwithstanding the foregoing, it is expressly acknowledged and agreed that the security interest created in this Exim Agreement in all of the Collateral, with the exception of both Exim Eligible Foreign Accounts and Exim Eligible Inventory to the extent any Advances are actually made by the Bank to the Borrower based upon such Eligible Foreign Accounts and Exim Eligible Inventory), is subject to and subordinate to the security interest granted to the Bank in the Domestic Agreement with respect to the Collateral.

     4.2  Delivery of Additional Documentation Required. Borrower shall from
          ---------------------------------------------
time to time execute and deliver to Bank, at the reasonable request of bank, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Exim Loan Documents.

     4.3  Power of Attorney.  Effective only upon the occurrence and during the
          -----------------
continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers or employees) as Borrower's true and lawful attorney, with power to: (a) send requests for verification of Accounts;
(b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign the name of Borrower on any of the documents described in Section 4.2 (regardless of whether an Event of Default has occurred); (d) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable. The appointment of Bank as Borrower's attorney-in-fact, and each of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and Bank's obligation to provide Advances hereunder is terminated.

     4.4  Right to Inspect.  Each of Bank and Exim Bank (through any of their
          ----------------
respective officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, without causing any disruptions of Borrower's operations (prior to an Event of Default) to inspect Borrower's Books, facilities and activities, and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral. Bank shall conduct annual accounts receivable audits, the results of which audits shall be satisfactory to Bank. Borrower will cause its officers and employees to give their full cooperation and assistance in connection therewith.

     5.   REPRESENTATIONS AND WARRANTIES
          ------------------------------

     Borrower represents, warrants and covenants as follows:

     5.1  Domestic Loan Documents. The representations and warranties contained
          -----------------------
in the Domestic Loan Documents, which are incorporated by reference into this Exim Agreement, are true and correct.

     6.    AFFIRMATIVE COVENANTS
           ---------------------

     Borrower covenants and agrees that, until payment in full of the Obligations, each Borrower shall do all of the following:

     6.1  Domestic Loan Documents. Borrower shall comply in all respects with
          -----------------------
the terms and provisions of the Domestic Loan Documents, which terms and provisions are incorporated into this Exim Agreement and which shall include, without limitation, compliance with the financial reporting requirements set forth in Section 6.2 and the financial covenants set forth in Sections 6.7of the Domestic Agreement. In addition, the Borrower shall deliver to the Bank within twenty (20) days of the end of each month (i) during any month during which Advances are outstanding which have been made as a result of Exim Eligible Inventory (as reflected in the Borrowing Base Certificate delivered to the Bank) a schedule of Inventory for the preceding month, and (ii) an aged listing of accounts receivable.

     6.2  Terms of Sale.  Borrower shall cause all sales of products upon which
          -------------
Advances are based to be on open account to creditworthy buyers that have been preapproved in writing by Bank and Exim Bank.

     6.3  Borrower Agreement. Borrower shall comply with all of the terms of the
          ------------------
Borrower Agreement, including without limitation, the delivery of any and all notices required pursuant to Sections 2.11 and/or 2.18 of the Borrower Agreement. In the event of any conflict or inconsistency between any provision contained in the Borrower Agreement with any provision contained in this Exim Agreement, the more strict provision, with respect to Borrower, shall control.

     6.4  Notice in Event of Filing of Action for Debtor's Relief. Borrower
          -------------------------------------------------------
shall notify Bank in writing within five (5) days of the occurrence of any of the following: (1) Borrower begins or consents in any manner to any proceeding or arrangement for its liquidation in whole or in part or to any other proceeding or arrangement whereby any of its assets are subject generally to the payment of its liabilities or whereby any receiver, trustee, liquidator or the like is appointed for it or any substantial part of its assets (including without limitation the filing by Borrower of a petition for appointment as debtor-in-possession under Title 11 of the U.S. Code); (2) Borrower fails to obtain the dismissal or stay on appeal within thirty (30) calendar days of the commencement of any proceeding arrangement referred to in (1) above; (3) Borrower begins any other procedure for the relief of financially distressed or insolvent debtors, or such procedure has been commenced against it, whether voluntarily or involuntarily, and such procedure has not been effectively terminated, dismissed or stayed within thirty (30) calendar days after the commencement thereof, or (4) Borrower begins any procedure for its dissolution, or a procedure therefor has been commenced against it.

     6.5  Payment in Dollars. Borrower shall require payment in United States
          ------------------
Dollars for the products, unless the Exim Bank otherwise agrees in writing hereafter.

     6.6  Inventory Appraisals. Bank shall have the right to conduct appraisals
          --------------------
of the Borrower's Inventory at Borrower's expense.

     6.7  Further Assurances. At any time and from time to time Borrower shall
          ------------------
(i) execute and deliver such further instruments, (ii) take such further as may reasonably be requested by Bank, and (iii) deliver such additional information, reports, contracts, invoices and other data concerning the Collateral as may reasonably be requested by Bank, all of the foregoing in furtherance of the purposes of this Exim Agreement.

     7.   NEGATIVE COVENANTS
          ------------------

     Borrower covenants and agrees that, so long as any Advance hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

     7.1  Domestic Loan Documents.  Violate or otherwise fail to comply with any
          -----------------------
provisions of the Domestic Loan Documents, which provisions are incorporated into this Exim Agreement.

     7.2  Loans to Shareholders or Affiliates. Without Exim Bank's prior written
          -----------------------------------
consent, make any loans to any shareholder or entity affiliated with Borrower. As used in this Section 7.2, the term "loan" does not include salary, reasonable rent paid to an affiliated entity owned by the shareholders, or to other expenses incurred in the ordinary course of Borrower's business.

     7.3  Borrower Agreement.  Violate or otherwise fail to comply with any
          ------------------
provision of the Borrower Agreement, including without limitation the negative covenants set forth in Section 2.15.

     7.4  Exim Guarantee. Take any action, or permit any action to be taken,
          --------------
that causes or, with the passage of time, could reasonably be expected to cause, the Exim Guarantee to cease to be in full force and effect.

     8.   EVENTS OF DEFAULT
          -----------------

     Any one or more of the following events shall constitute an Event of Default by Borrower under this Exim Agreement:

     8.1  Payment Default. If Borrower fails to pay within three (3) days of
          ---------------
when due, any of the Obligations.

     8.2  Covenant Default; Cross Default.  If Borrower fails or neglects to
          -------------------------------
perform, keep, or observe any material term, provision, condition, covenant, or agreement contained in this Exim Agreement, in any of the Domestic Loan Documents, the Borrower Agreement, or the Exim Loan Documents, or an Event of Default occurs under any of the Domestic Loan Documents or the Borrower Agreement and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period); or

     8.3  Exim Guarantee.  If the Exim Guarantee ceases for any reason to be in
          --------------
full force and effect, or if the Exim Bank declares the Exim Guarantee void or revokes or purports to revoke any obligations under the Exim Guarantee.

     9.   BANK'S RIGHTS AND REMEDIES
          --------------------------

     9.1  Rights and Remedies. Upon the occurrence and during the continuance of
          -------------------
an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following all of which are authorized by the Borrower:

          (a) Declare all Obligations, whether evidenced by this Exim Agreement, the Domestic Loan Documents, or by any of the other Exim Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section of the Domestic Agreement, all Obligations shall become immediately due and payable without any action by
     Bank);

          (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Exim Agreement or under any other agreement between Borrower and Bank;

          (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

          (d) Notify customers of Borrower or other third parties to pay amounts owing to Borrower directly to the Bank;

          (e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

          (f) With notice to the Borrower, set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

          (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, to the extent required for Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

          (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate; and

          (i) Bank may credit bid and purchase at any public sale, or at any private sale as permitted by law.

     Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

     9.2  Exim Direction.  Upon the occurrence of an Event of Default, Exim Bank
          --------------
shall have a right to: (i) direct Bank to exercise the remedies specified in
Section 9.1 and (ii) request that Bank accelerate the maturity of any other loans to Borrower as to which Bank has a right to accelerate.

     9.3  Exim Notification. Bank shall have the right to immediately notify
          -----------------
Exim Bank in writing if it has knowledge of the occurrence of any of the following events: (1) any failure to pay any amount due under this Exim Agreement or the Note; (2) the Borrowing Base is less than the sum of outstanding Advances hereunder; (3) any failure to pay when due any amount payable to Bank by the Borrower under any loan(s) extended by Bank to Borrower;
(4) the filing of an action for debtor's relief by, against, or on behalf of Borrower; or (5) any threatened or pending material litigation against Borrower, or any material dispute involving Borrower.

     In the event that it sends such a notification to Exim Bank, Bank shall have the right to thereafter send Exim Bank a written report on the status of the events covered by said notification on each Business Day which occurs every thirty (30) calendar days after the date of said notification, until such time as Bank files a claim with Exim Bank or said default or other events have been cured. Bank shall not have any obligation to make any Advances following said notification to Exim Bank, unless Exim Bank gives its written approval thereto. If directed to do so by Exim Bank, Bank shall have a right promptly to exercise any rights it may have against Borrower to demand the immediate repayment of all amounts outstanding under the Exim Loan Documents.

     9.4  Remedies Cumulative.  Bank's rights and remedies under this Exim
          -------------------
Agreement, the Exim Loan Documents, the Domestic Loan Documents and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given

     9.5  Power of Attorney.  Effective only upon the occurrence and during the
          -----------------
continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (f) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

     9.6  Accounts Collection. Upon the occurrence and during the continuance of
          -------------------
an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

     9.7  Bank Expenses.  If Borrower fails to pay any amounts or furnish any
          -------------
required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Bank reasonably deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of the Domestic Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

     9.8  Bank's Liability for Collateral.  So long as Bank complies with
          -------------------------------
reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

     9.9  Demand; Protest.  Borrower waives demand, protest, notice of protest,
          ---------------
notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     10.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
          ------------------------------------------

     The laws of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.

     BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE EXIM LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     11.   WAIVERS; INDEMNIFICATION
           ------------------------

     11.1  Indemnification.  Borrower shall defend, indemnify and hold harmless
           ---------------
Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Exim Agreement, and (b) all losses or Exim Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Exim Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

     12.   NOTICES
           -------

     Unless otherwise provided in this Exim Agreement, all notices or demands by any party relating to this Exim Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at the address set forth in the Domestic Loan Documents. The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     13.   GENERAL PROVISIONS
           ------------------

     13.1  Successors and Assigns. This Exim Agreement shall bind and inure to
           ----------------------
the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Exim Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in Bank's obligations, rights and benefits hereunder.

     13.2  Time of Essence.  Time is of the essence for the performance of all
           ---------------
obligations set forth in this Exim Agreement.

     13.3  Severability of Provisions. Each provision of this Exim Agreement
           --------------------------
shall be severable from every other provision of this Exim Agreement for the purpose of determining the legal enforceability of any specific provision.

     13.4  Amendments in Writing.  This Exim Agreement cannot be changed or
           ---------------------
terminated orally. Without the prior written consent of Exim Bank, no material amendment of or deviation from the terms of this Exim Agreement or the Note shall be made that would adversely affect the interests of Exim Bank under the Exim Guarantee, including without limitation the rescheduling of any payment terms provided for in this Exim Agreement. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Exim Agreement, if any, are merged into this Exim Agreement.

     13.5  Counterparts.  This Exim Agreement may be executed in any number of
           ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Exim Agreement.

     13.6  Survival.  All covenants, representations and warranties made in this
           --------
Exim Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 11.1 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

     13.7  Countersignature.  This Agreement shall become effective only when it
           ----------------
shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

     IN WITNESS WHEREOF, the parties hereto have caused this Exim Agreement to be executed as of the date first above written.

                                      LTX CORPORATION


                                      By: ______________________________________

                                      Name:  ___________________________________

                                      Title:  __________________________________


                                      SILICON VALLEY BANK, d/b/a
                                      SILICON VALLEY EAST


                                      By:_______________________________________

                                      Name:_____________________________________

                                      Title:____________________________________


                                      SILICON VALLEY BANK


                                      By:_______________________________________

                                      Name:_____________________________________

                                      Title:____________________________________
                                            (Signed in Santa Clara County,
                                             California)

                                EXHIBIT A
                                ---------

     The Collateral consists of all of Borrower's right, title and interest in and to the following:

     All goods, equipment, inventory, contract rights, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, general intangibles, accounts, documents, instruments, chattel paper, cash, deposit accounts, fixtures, letters of credit, investment property, and financial assets, whether now owned or hereafter acquired, wherever located; and

     Any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and

     All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

                                   EXHIBIT B
                                   ---------

                           Revolving Promissory Note
                              (Export-Import Line)


$5,000,000.00                                                  ___________, 1999

     FOR VALUE RECEIVED, the undersigned (the "Borrower"), promises to pay to the order of Silicon Valley Bank ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower, up to a maximum principal amount of Five Million Dollars ($5,000,000.00), plus interest on the aggregate unpaid principal amount of such Advances, at the rates and in accordance with the terms of the Export-Import Bank Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement") on the first calendar day of each month after an Advance has been made. The entire principal amount and all accrued interest shall be due and payable on ___________, 2000, or on such earlier date, as provided for in the Loan Agreement.

     Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower, and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

     Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

     Borrower promises to pay Bank all reasonable costs and reasonable expenses including all reasonable attorneys' fees, incurred in such collection or in any suit or action to collect this Note or in any appeal thereof, unless a final court of competent jurisdiction finds that the Bank acted with gross negligence or willful misconduct. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

     This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

     The law of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA..

     BORROWER WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE EXIM LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS,

BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. BORROWER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.


                                    LTX CORPORATION


                                    By:  ______________________________________

                                    Name: _____________________________________

                                    Title:_____________________________________

                                   EXHIBIT C

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., E.S.T.

TO:  CENTRAL CLIENT SERVICE DIVISION          DATE:_____________________________

FAX#: (781) 431-0755                          TIME:_____________________________

================================================================================

FROM:_____________________________________________________________________
     CLIENT NAME (BORROWER)

REQUESTED BY:_____________________________________________________________
             AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:_____________________________________________________

PHONE
NUMBER:___________________________________________________________________

FROM ACCOUNT #_________________________ TO ACCOUNT#_______________________

REQUESTED TRANSACTION TYPE          REQUEST DOLLAR AMOUNT
--------------------------          ---------------------

PRINCIPAL INCREASE (ADVANCE)        $_____________________________________
PRINCIPAL PAYMENT (ONLY)            $_____________________________________
INTEREST PAYMENT (ONLY)             $_____________________________________
PRINCIPAL AND INTEREST (PAYMENT)    $_____________________________________

OTHER INSTRUCTIONS:_______________________________________________________
__________________________________________________________________________

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

===============================================================================

-------------------------------------------------------------------------------
                            BANK USE ONLY:
TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

____________________________________     ______________________________________
          Authorized Requester                     Phone #

____________________________________     ______________________________________
     Received by (Bank)                            Phone #

                    ___________________________________
                    Authorized Signature (Bank)
-------------------------------------------------------------------------------

                                   EXHIBIT D

                           BORROWING BASE CERTIFICATE

                              COLLATERAL SCHEDULE
                          (FOREIGN A/R LINE OF CREDIT)

-------------------------------------------------------------------------

Borrower: LTX Corporation        .             Lender:  Silicon Valley Bank
          LTX Park at University Drive         3003 Tasman Drive
          Westwood, Massachusetts 02090        Santa Clara, CA 95054

Commitment Amount:  $5,000,000.00
-------------------------------------------------------------------------

FOREIGN ACCOUNTS RECEIVABLE FROM EXPORT ACTIVITIES

     1.   Accounts Receivable Book Value as of _________       $__________
     2.   Additions (please explain on reverse)                $__________
     3.   TOTAL FOREIGN ACCOUNTS RECEIVABLE                    $__________

ACCOUNTS RECEIVABLE DEDUCTIONS

     4.   Term in excess of 120 days                           $__________
     5.   Amounts over 60 days from due date of invoice        $__________
     6.   Balance of 50% over 120 day accounts                 $__________
     7.   Excess 25% Concentration                             $__________
     8.   Accounts not payable in the U.S.                     $__________
     9.   Governmental and Military Accounts                   $__________
     10.  Contra Accounts                                      $__________
     11.  Promotion, Demo or Consignment Accounts              $__________
     12.  Intercompany/Employee and Affiliate Accounts         $__________
     13.  Accounts in the form of L/Cs, if subject items
          Borrower  have not yet been shipped by               $__________
     14.  Accounts, if any, arising from Inventory not
          originally located in and shipped from the U.S.      $__________
     15.  Accounts arising from the sale of defense articles
          or items                                             $__________
     16.  Accounts of buyers located in or from countries
          in which shipment is prohibited or no coverage
          available                                            $__________
     17.  Amounts due and collectable outside U.S.             $__________
     18.  Other exclussions under Borrower Agreement or
          otherwise                                            $__________
     19.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                 $__________
     20.  Eligible Accounts (No. 3 - No. 19)                   $__________
     21.  Loan Value of Acconts (90%-Advance)                  $__________

INVENTORY

     22.  Exim Eligible Inventory Value as of                  $__________
     23.  LOAN VALUE OF INVENTORY ( 50% of #22)                $__________

BALANCES

     24.  Maximum Loan Amount                                  $5,000,000.00
     25.  Total Available (#21 plus lesser of (i)
          $2,000,000.00 or (ii) #23)                           $__________
     26.  Present balance owing on Line of Credit              $__________
     27.  Outstanding under Sublimits (including all
          amounts in excess of $5,000,000.00 under the
          A/R Purchase Agreement)                              $__________

     28.  RESERVE POSITION (No. 25 - (No. 26 + No. 27))        $__________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Collateral Schedule complies with the representations and warranties set forth in the Borrower Agreement, executed by Borrower and acknowledged by Lender, and the Export-Import Bank Loan and Security Agreement, executed by Borrower and acknowledged by Lender dated __________, 1999, as may be amended from time to time, as if all representations and warranties were made as of the date hereof, and that Borrower is, and shall remain, in full compliance with its agreements, covenants, and obligations under such agreement. Such representations and warranties include, without limitation, the following: Borrower is using disbursements only for the purpose of enabling Borrower to finance the cost of manufacturing, producing, purchasing or selling items intended for export. Borrower is not using disbursements for the purpose of: (a) servicing any of Borrower's unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower's business; (c) acquiring, equipping, equipping or renting commercial space outside the United States; (d) supporting research and development; (e) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States; or (f) serving as a retainage or warranty bond. Additionally, disbursements are not being used to finance the manufacture, purchase or sale of any of the following: (a) items to be sold to a buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily for military use (regardless of the nature or actual use of the items); or (d) any items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

Sincerely,

LTX CORPORATION


By:_______________________________________

Name:_____________________________________
     Chief Financial Officer

Date:_____________________________________


                                               ===============================
                                                           BANK USE ONLY
                                                 Received
                                                 By:____________________
                                                 Date:________________
                                                 Verified
                                                 By:____________________
                                               ===============================

                                 Schedule 5.3
                                  Litigation
                                  ----------


Borrower's landlord in its Westwood, Massachusetts facility served Borrower on December 29, 1998 with a complaint seeking a declaratory judgment, specific performance and damages for Borrower's alleged breach of its obligations under the lease agreement with the landlord. The landlord's complaint alleges that improvements made to the HVAC system in the building in 1995 were unauthorized and created a lien in violation of the lease as a result of lease financing of the HVAC system. Borrower and the landlord have entered into an agreement to restructure the lease, subject to the landlord's refinancing of the building and Borrower's agreement to purchase the HVAC system and terminate the HVAC lease financing by November 15, 1999. Upon completion of these transactions, the parties have agreed to request the court to dismiss the complaint with prejudice.

                                 Schedule 5.7
                                 Subsidiaries
                                 ------------


Borrower owns a 10% interest in a corporate joint venture with FlexTech Holdings. The joint venture purchased certain assets from Borrower relating to board repair services for its legacy products.

                                 Schedule 7.1
                                 Dispositions
                                 ------------


Consistent with Borrower's business strategy to focus on Fusion, Borrower is seeking to divest itself of its iPTest division. The iPTest division manufacturers test systems that are used to test specialized components such as power transistors. The percentage of net sales contributed by iPTest, compared to total net sales, was 3.0%, or $5.1 million for the fiscal year ended July 31, 1999.